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EXHIBIT 10.14

                                  SUBCONTRACT

                                    Between

                             GLOBAL SOLUTIONS INC.

                                  "Contractor"

                                      and

                       Sub-Surface Waste Management, Inc.
                                "Subcontractor"


SCOPE OF WORK: Deep Soil and Groundwater Remediation


     Project:
          FORCO REFINERY

     Owner:
          STREET ENVIRONMENTAL, LLC

     Architect: (name and address)

     Dated: May 25, 2001


SUBCONTRACT AGREEMENT DEEP SOIL AND                                 PAGE 1 OF 17
GROUNDWATER                                                         May 25, 2001




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                                  SUBCONTRACT

THIS SUBCONTRACT is made this 25th day of May in the year 2001 between Global Solutions, Inc. (GSI), hereinafter called CONTRACTOR, and Sub-Surface Waste Management, Inc. (SSWM) whose principal office is 5922-B Farnsworth Court, Carlsbad, CA 92008 hereinafter called SUBCONTRACTOR.

(NOTE: THIS SUBCONTRACT IS NOT ENFORCEABLE AGAINST CONTRACTOR UNTIL EXECUTED BY CONTRACTOR; THIS SUBCONTRACT CONTAINS AN ARBITRATION CLAUSE.) Contractor and Subcontractor agree as set forth below:

                                   ARTICLE I
                             THE CONTRACT DOCUMENTS

1.1 CONTRACT DOCUMENTS. The Contract Documents for this Subcontract consist of this Subcontract and any Exhibits attached hereto, the Agreement between Owner and Contractor dated as shown in Schedule I attached hereto, the conditions of the Agreement between Owner and Contractor (General, Supplementary and other Conditions), Drawings, Plans, Specifications, all Addenda Issued prior to execution of the Agreement between Owner and Contractor, and all Modifications Issued subsequent thereto. Contract documents shall also include that Agreement for Environmental Services dated June 29, 2000 between Street Environmental and Global Solutions, Inc.

1.2 INCORPORATION OF THE CONTRACT DOCUMENTS BY REFERENCE: SUBCONTRACTOR'S OBLIGATIONS AND CONTRACTOR'S REMEDIES. All of the above Contract Documents are a part of this Subcontract and shall be available for inspection by Subcontractor upon Subcontractor's request, Subcontractor agrees to be bound to Contractor by all of the terms of the Contract Documents and to assume toward Contractor all of the obligations and the responsibilities that Contractor by those instruments assumes toward Owner. Subcontractor further agrees that Contractor shall have the same rights and remedies against Subcontractor that Owner has against Contractor under the Contract Documents as though the terms of those instruments were set forth in full in this Subcontract.

1.3 PLANS, SPECIFICATIONS, DRAWINGS, AND ADDENDA. The Plans, Specifications, Drawings and Addenda which are included in the Contract Documents and will be updated by supplements to such Plans, Specifications, Drawings and Addenda to reflect Modifications Issued after the date of this Subcontract.

                                   ARTICLE 2
                                    THE WORK

2.0 The subcontractor shall be responsible for performing all work necessary to perform deep soil and groundwater remediation in accordance with the Corrective Action Plan prepared for the site. Subcontractor is responsible for performing said work in accordance with the documents provided as exhibit A to this contract. All work is to be completed in compliance with all documents referenced in Section 1.1 of this Contract. Subcontractor acknowledges that this is a fixed price-lump sum contract to complete all work identified in the Contract Documents as "Deep Soil and Groundwater Remediation".

                                   ARTICLE 3
                      TIME FOR PERFORMANCE AND SCHEDULING

3.1 COMMENCEMENT AND COMPLETION. Subcontractor agrees to commence the Work when directed by Contractor and to diligently and continuously prosecute such Work and to coordinate the Work with other work being done on the Project by other trades, so that Contractor shall not be delayed by any act or omission of Subcontractor in completion of the Project within the time specified in the Contract Documents.

3.2 TIME IS OR THE ESSENCE. Time is of the essence of this Subcontract and any breach of same shall go to the essence thereof and Subcontractor, in agreeing to complete the Work within the times and sequences herein mentioned, has taken into consideration and made allowances for all the hindrances and delays incident to the Work. The scope of work for this contract

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      is specific for completion scheduling. The subcontractor has made itself fully aware and has included in its bid all necessary costs and expenses for meeting this timing.


3.3   COORDINATION AND SCHEDULING OF THE WORK.

         COORDINATION OF THE WORK WITH OTHER SUBCONTRACTORS. Subcontractor acknowledges and agrees that the expeditious and efficient construction of this Project requires that many subcontractors work on the Project simultaneously, and that interference from other subcontractors should be anticipated. To foster the expeditious and efficient construction of the Project, Subcontractor shall coordinate its performance of the Work with Contractor and other subcontractors, and to the maximum extent practicable, avoid interference with the work of Contractor and other subcontractors.

         CONTRACTOR'S PROJECT SCHEDULE. A Project schedule shall be developed by Contractor which shall schedule and coordinate the times required for each area of work on this Project. Subcontractor shall participate and cooperate in scheduling the times and sequences required in Subcontractor's area of work Contractor reserves the right to amend the Project schedule and the sequence or duration of the Work or any portion thereof. Subcontractor agrees to perform the Work in accordance with the Project schedule including all amendments thereto. Subcontractor shall continuously monitor the schedule and advise Contractor of the status of Subcontractors progress on a regular basis (in writing if required by Contractor), including information on the status of shop drawings, samples, submittals and materials or equipment which may be in the course at preparation. manufacture or delivery.

3.4 NOTICE FROM SUBCONTRACTOR OF CHANGES OR DELAYS TO PROJECT SCHEDULE. Subcontractor shall immediately notify Contractor of any circumstance which may affect the times and sequences in the Project schedule, and shall make all requests for extensions of time, in writing, to Contractor sufficiently in advance to allow Contractor to forward the requests in compliance with the Contract Documents.

3.5   AUTHORITY TO AUTHORIZE MODIFICATIONS.

   3.5.1 AUTHORITY OF CONTRACTOR'S PROJECT MANAGER AND PROJECT
         SUPERINTENDENT. Contractor's Project Manager is the only representative of Contractor who has the authority on behalf of Contractor under this Subcontract to authorize extensions of the time for performance of the Work and to make other economic decisions affecting Subcontractor (other than the authorization of overtime), to direct the actions of Subcontractor, to authorize changes in the Work and issue Change Orders, and to modify the terms of this Subcontract. Contractors Project Manager and Project Superintendent each have authority on behalf of Contractor under this Subcontract to authorize overtime.

   3.5.2 SUBCONTRACTOR'S AUTHORIZED REPRESENTATIVE. Subcontractor shall designate in writing to Contractor Subcontractor's Authorized Representative who shall have the authority to bind Subcontractor. Subcontractor's Authorized Representative shall be on the job site or otherwise available during all Project work hours.

3.6 REPORTS AND MEETINGS. Subcontractors Project Superintendent or Foreman shall report to Contractor's Project Superintendent prior to commencement of any Work on the Project and report again after any extended absence from the Project in order to advise Contractor's Project Superintendent of the particular phase of the Work Subcontractor is about to perform. During the time Subcontractor is performing the Work, Daily Work Report Forms shall be completed by Subcontractor at the Contractor's job site office at the end of each work day. Subcontractor's Authorized Representative
      (with authority to bind Subcontractor) shall attend meetings as schedule by Contractor's Project Superintendent for the purpose of scheduling all activities on this Project.

3.7 TEMPORARY OR PERMANENT TAKEOVER OF WORK: TERMINATION. If Subcontractor at any time shall refuse or neglect to supply adequate and competent supervision, or a sufficiency of properly skilled workmen or of materials of the proper quality or quantity or fail in any respect to prosecute the Work with promptness and diligence or otherwise in accordance with the Contract Documents, or fail in the performance of any agreement on its part herein contained, or otherwise delay the work of Contractor or other subcontractors, then in addition to Contractor's right to terminate this Subcontract, Contractor shall have the option, after 48 hours written notice to Subcontractor, without prejudice to any other remedy Contractor may have, to takeover all or any part of the Work

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on a temporary or permanent basis (i) furnishing Subcontractor with the necessary materials and equipment and/or supplementing Subcontractors work force to remedy the problem, (ii) completing part or all of the Work itself with its own forces, materials and equipment, (iii) requiring Subcontractor to sub-subcontract to a third party designated by Contractor part or all of the Work and Subcontractor hereby consents to and agrees that it will immediately effect such sub-subcontractor, (iv) itself sub-subcontracting part or all the Work to a third party, or (v) any combination of the above. Contractor shall also be at liberty to terminate the employment of Subcontractor on the Project and to finish the Work or employ any other person or persons to finish the Work and to provide the materials and equipment therefore. In the event Contractor terminates the employment of Subcontractor for this Project or takes over any portion of the Work on a temporary or permanent basis, Contractor may enter upon the premises and take possession of any materials, tools, supplies, equipment, goods, pelJ11its, licenses, purchase orders, sub-subcontracts, engineering, designs, drawings, plans, specifications, or any other items related to the Work, and do whatever Contractor deems necessary to assure proper and timely completion of the Work. Upon Contractor's request, Subcontractor shall assign to Contractor any of the foregoing items. In case of such takeover or discontinuance of the employment of Subcontractor, Subcontractor shall not be entered to receive any payment under this Subcontract which might otherwise be due it until the Work (or) the portion of the Work taken over) shall be finished and payment in full therefore shall be made by Owner to Contractor, at which time, if the unpaid balance of the amount to be paid under this Subcontract shall exceed the expenses incurred by Contractor in finishing Subcontractor's Work (or the portion of the Work taken over), plus any costs and damages sustained by Contractor by reason of such failure or lack of performance by Subcontractor, including attorney's fees and Contractor's overhead and profit, such excess shall be paid by Contractor to Subcontractor to the extent then due under the terms of this Subcontract, but if such expense plus costs and damages shall exceed such unpaid balance, Subcontractor shall pay the difference to Contractor within three (3) days of Contractor's demand reimbursement of same.

3.8 DELAY CAUSED BY SUBCONTRACTOR. If Subcontractor is responsible for any delays in the time and sequence of the Project schedule, Subcontractor shall pay Contractor for all costs and damages suffered by Contractor as a result of such delays, including any damages assessed against Contractor under the Contract Documents.

3.9 DELAY CAUSED BY OTHERS. In the event that Subcontractors performance of the Work is unreasonably delayed or interfered with, for any reason and for any period of time, by acts or omissions of Owner, Contractor or other subcontractors, Subcontractor may request an extension of time for performance of the Work but shall not be entitled to any increase in the Subcontract Amount or to damages or additional compensation as a consequence of such delays or interference, except to the extent that the Contract Documents or other subcontract agreements entitle Contractor to compensation for such delays, and then only to the extent of any amounts that Contractor may, on behalf of Subcontractor ~ actually recover from Owner or from other subcontractors for such delays less any costs, including, without limitation, attorneys' fees, charges and expenses, incurred by Contractor in obtaining recovery from Owner or from other subcontractors.

3.10 DIRECTED PROGRESS TO MAINTAIN OR ACCELERATE PROJECT SCHEDULE. Any time Subcontractor is behind schedule in performance of the Work, Contractor may direct subcontractor, at Subcontractor's own cost and expense, to perform overtime work, use extra labor, machinery and equipment transfer as labor, machinery and equipment To other portions of the Work, expedite deliveries or use any other means necessary to bring the Work back on schedule. Contractor may, at any other tune, direct Subcontractor to perform additional overtime work and Contractor shall pay, without overhead or profit, the cost of the premium time portion of wages only (including any additional amount Subcontractor is required to pay into a fringe benefit fund by reason of such premium time.

                                   ARTICLE 4
                             THE SUBCONTRACT AMOUNT

4.1 As full consideration for complete performance of the Work and furnishing of all materials, equipment and supplies, Subcontractor shall be paid the amount specified in Schedule I attached hereto (the "SUBCONTRACT AMOUNT").

4.2 The Subcontract Amount shall be the total sum paid to Subcontractor for the Scope of Work identified in this Contract.

4.3   Payment shall be subject to the terms and conditions of this Subcontract.

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                                   ARTICLE 5
                               PROGRESS PAYMENTS

Contractor Shall pay Subcontractor monthly Progress Payments (less a percent for retainage as specified in Schedule I (attached hereto) as follows:

5.1 PROGRESS PAYMENT AMOUNT. Subject to terms of the Joint Check Agreement attached hereto (Exhibit C), Progress Payments will be made to the Subcontractor on or about the day of the month specified in Schedule I attached hereto, in an amount equal to the value of labor and materials incorporated by Subcontractor in the Work and where authorized by the Contract Documents, of materials stored in a manner acceptable to Owner, Architect, General Contractor, and Contractor less the specified retainage and less the aggregate of previous payments, but such Progress Payments shall not become due to Subcontractor unless and until Contractor receives payment for such Work from the Owner, and payment to Contractor from Owner for Work performed hereunder is expressly made a condition precedent to Contractors obligation to pay Subcontractor. The amount of each Progress Payment to Subcontractor shall not exceed the percentage of completion allowed to Contractor by Owner or Architect for the Work of Subcontractor, less the specified retainage.

5.2 SCHEDULE OF VALUES. Subcontractor shall provide the Contractor with a Schedule of Values for the work to be performed prior to applying for any payments under this Contract. Contractor shall have the sole right to approve the Schedule of Values and may make any change that it deems appropriate.

5.3 PAYMENT CONDITIONED ON RECEIPT OF LICENSES AND PERMIT. Prior to receipt of the first monthly payment, Subcontractor shall furnish Contractor with Subcontractor's document numbers for applicable contractors licenses, business licenses and sales and use tax permits.

5.4 APPLICATIONS FOR PROGRESS PAYMENTS. Subcontractor shall submit to Contractor Applications for Progress Payments, in triplicate and complete with sufficient breakdown data to permit checking and approval, aid in a form acceptable to Contractor, sufficiently in advance to permit Contractor to forward each Application as required by the Contract Documents, but not later than the day of the month specified in Schedule for Contract with Owner/General Contracts attached hereto. Applications for Progress Payments received by Contractor after such date will be processed by Contractor the following month. Payment For Stored Materials And Equipment. Payments for materials or equipment not incorporated into the Work, but delivered and suitably stored at the site or elsewhere, shall only be made where permitted by, and in accordance with, the terms and conditions of the Contract Documents.

5.5 PROOF OF PAYMENT TO SUB-SUBCONTRACTORS. Subcontractor shall pay for all materials, equipment and labor used in, or in connection with, the performance of the Work and this Subcontract through the period covered by previous payments received from Contractor, and no Progress Payments shall become due until Subcontractor has finished satisfactory evidence to verify compliance with this requirement, including execution by Subcontractor and any Sub subcontractors (as defined in Section 13.1 hereof) of a completed Affidavit, Release of Lien and Waiver of Claim in the form as required by the Contract Documents. For purposes of this
      Section 5.6, Section 5.7 and Section 6.3. the term Sub-subcontractor shall include (without limitation) a trustee of any applicable employee fringe benefit-fund. All payments received by Subcontractor under this Agreement in respect of payments due to Sub-subcontractors shall be received in trust for the purpose of paying Sub-subcontractors (as defined in Section
      13.1 hereof).

5.7 CONTRATTOR'S RIGHT TO WITHHOLD OR OTHERWISE APPLY PAYMENTS. Payments otherwise due, either Progress Payments or Final Payment, may be withheld by Contractor on account of defective work not remedied, claim filed, reasonable evidence indicating probability of filing of claims, failure of Subcontractor to make payments properly to its Sub-subcontractors or for material or labor, or applicable taxes, fees and fringe benefits, or reasonable doubt that the Work can be completed for the balance then unpaid, damage to Contractor, other subcontractors, Owner or the public, reasonable belief that Subcontractor will be unable to maintain the Project schedule, evidence of financial difficulty or inability to fully perform this Subcontract, set-offs or back-charges for which, in Contractor's reasonable opinion, Subcontractor is or will be liable as a result of its performance of the Work, or for any other breach of this Subcontract. If these causes are not removed, on written notice, Contractor may (but shaft not be obligated to) rectify the same at Subcontractor's cost and expense. Contractor may offset against any sums due Subcontractor hereunder the amount of any liquidated or unliquidated obligations of Subcontractor to Contractor, whether or not arising out of this subcontract. In any of the foregoing events, Contractor may, but shall not be obligated to, make payments directly to Sub-subcontractors.

5.8 PAYMENT DOES NOT CONSTITUTE APPROVAL OR ACCEPTANCE OF THE WORK. Notwithstanding the provisions of Section 6.3 (a), no payment to Subcontractor, Progress Payments or Final Payment, shall operate as an approval or acceptance of Subcontractor's work or material, or any part thereof, or to release Subcontractor from any of its obligations under this Subcontract.

                                   ARTICLE 6
                                 FINAL PAYMENT

Final Payment of the balance of the Subcontract Amount shall be made as follows:

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6.1   AMOUNT OF FINAL PAYMENT. Final Payment shall be the unpaid balance of the
      Subcontract Amount, and shall become due when the Work described in this Subcontract is fully completed and performed in accordance with tins Subcontract and the Contract Documents, and is satisfactory to and approved by Owner, Architect and Contractor, and payment for such Work has been received by Contractor.

6.2 APPLICATION FOR FINAL PAYMENT. Subcontractor's application for Final Payment shall be in the same form specified in Article 5 of this Subcontract.

6.3 CONDITIONS PRECEDENT TO FINAL PAYMENT. In addition to any other requirements at this Subcontract and the Contract Documents. Final Payment shall not become due unless and until the following conditions precedent to Final Payment have been satisfied: (a) approval and acceptance of Subcontractors Work by Owner, Architect and Contractor, (b) delivery to Contractor of all manuals, "as-built" drawings, guarantees, and warranties for material and equipment furnished by Subcontractor, and any other documents required by the Contract Documents, (c) receipt of Final Payment for Subcontractors Work by Contractor from Owner, (d) furnishing to Contractor of satisfactory evidence by Subcontractor that all labor, applicable taxes, fees and fringe benefits, and material accounts incurred by Subcontractor in connection with the Work have been paid in full, (e) furnishing to Contractor a completed Affidavit Release of Lien and Waiver of Claim by Subcontractor and any Sub-subcontractors in the form attached hereto, and as required by the Contract Documents, and (f) compliance with any other requirement of the Contract Documents.

6.4 WAIVER OF CLAIMS. Acceptance of final payment by Subcontractor shall constitute a waiver of claims by Subcontractor except those previously made in writing and identified by Subcontractor as unsettled at the time of final Application for Payment. Such waiver shall be in addition to any other waiver of claims. provided in this Subcontract and the other Contract Documents.

                                   ARTICLE 7
                          PAYMENT AND PERFORMANCE BONDS

                               No Bonds Required

                                   ARTICLE 8
                              CHANGES IN CONTRACT

8.1 CHANGE ORDER. Subcontractor acknowledges that this is a lump sum turn-key bid to perform all the work as outlined in the Contract documents and that no change orders shall apply.

                                   ARTICLE 9
                       TEMPORARY FACILITIES AND SERVICES

9.1 USE OF CONTRACTOR'S FACILITIES. Subcontractor shall be responsible for unloading and hoisting all of its materials, supplies, tools and equipment in order to ensure the timely completion of the Work Subcontractor shall have use (in common with Contractor and others) of Contractor's hoisting facilities during regular working hours provided adequate facilities are available and Subcontractor has scheduled the use of the facilities with Contractor. Should the use of Contractor's hoisting facilities not be available or adequate, Subcontractor shall provide at its cost and expense, a hoisting facility to meet Subcontractor's requirements.

9.2 USE OF CONTRACTOR'S OTHER TEMPORARY FACILITIES. After obtaining Contractors approval, Subcontractor shall have use in common with Contractor and others of any temporary roadways. Subcontractor shall, at its own cost and expense provide other temporary facilities necessary for performance of the Work.

                                   ARTICLE 10
                                   INSURANCE

Subcontractor shall maintain at its own cost the insurance coverage described in Exhibit "B" or contract with Owner/Contractor attached hereto whichever is greater in coverage, and shall comply, with all other terms set forth in Exhibit


                                   ARTICLE 11
                        SUBCONTRACTOR'S RESPONSIBILITIES

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In addition to the other obligations required by this Subcontract and the
Contract Documents, Subcontractor shall perform the following:

11.1 PROTECTION OF THE WORK AND OTHER PROPERTY. Subcontractor agrees at its own cost and expense to (1) take all necessary precautions to protect the work of other trades from any damage caused by Subcontractor's operations, and
      (2) watch over, care for and protect from damage or injury by any cause whatsoever, all of the Subcontractors Work complete or otherwise, and all materials, supplies, tools and equipment at or near the Project. Subcontractor agrees, without loss or damage to Contractor, to make j good any loss or damage caused by Subcontractor to any and all such work, materials, supplies, tools and equipment up to the final acceptance of the entire Project by Owner.

11.2 ADEQUATE SUPERVISORS PERSONNEL AND OTHER EMPLOYEES. Subcontractor shall maintain at the job site at all times adequate supervisory personnel, including Subcontractor's Authorized Representative, acceptable and satisfactory to Contractor and shall not replace Subcontractor's supervisory personnel without Contractor's prior approval. Any employee of Subcontractor may be refused admittance to the Job Site or may be requested to leave the job site at any time by Contractor, and Contractor shall not be required to have or state any reason for such action. In the event any employee or employees of Subcontractor are so barred from the job site, Subcontractor shall immediately replace such employee or employees with employees satisfactory to Contractor.

11.3 SAFETY PRECAUTIONS. Subcontractor shall take all reasonable safety precautions with respect to the Work, and shall comply with all applicable laws, ordinances, rules, regulations and orders of all public authority for the safety of persons or property in accordance with the requirements of the Contract Documents. Subcontractor shall comply with the safety memos and policies established by Contractor as provided in Contractors Safety Program and with any modifications and changes to such Safety Program as may be posted by Contractor at the job site from1ime to time. Subcontractor understands that as part of Contractors Safety Program, Contractor requires that the Job site be maintained as a drug and alcohol free work place. Subcontractor shall provide Contractor with a copy of its written safety program and substance abuse policy prior to commencement of the Work- Subcontractor shall enforce said policy among its employees, its own Sub-subcontractors and their employees for the duration of this Subcontract. If Subcontractor does not have its own substance abuse policy, Subcontractor may adopt Contractor's. However, enforcement of the policy among employees and sub-subcontractors is the responsibility of Subcontractor Subcontractor shall report immediately to Contractor any injury to any of Subcontractors employees at the site. When and if so ordered, Subcontractor shall stop or correct any part of the Work which Contractor deems unsafe or otherwise improper. If Subcontractor neglects to take such corrective measures, Contractor may do so at the cost and expense of Subcontractor and may deduct the cost thereof from any payments due or to become due to Subcontractor, or, at its option, Contractor may make demand upon Subcontractor for reimbursement of such cost, and Subcontractor shall fu1ly reimburse Contractor for the same within three
      (3) days of such demand- Failure on the part of Contractor to stop performance of the Work in violation of legal or safety requirements shall in no way relieve Subcontractor of its sole responsibility therefore.

11.4 ASSIGNMENT AND SUBCONTRACTING. Subcontractor shall not subcontract, assign or transfer this Subcontract or any part hereof or amounts due or to become due hereunder without the prior written consent of Contractor.

11.5 WARRANTIES. Subcontractor warrants that all materials and equipment furnished and incorporated by Subcontractor in the Project shall be new unless otherwise specified, and that all Work under this Subcontract shall be and remain of good quality, free from faults, liens and defects and in conformance with the Contract Documents. All Work not conforming to these standards shall be considered defective. Subcontractor shall remove, replace and/or repair, at its own cost and expense and at the convenience of Contractor and Owner, any defective or non conforming Work. The warranty provided in this Section 11.5 shall be in addition to and not in limitation of any other warranty or remedy required by law or by the Contract Documents.

11.6 COMPLIANCE WITH LAWS AND INSURANCE. Subcontractor shall give all notices and comply with the requirements of all applicable insurance policies and all codes, laws, ordinances, rules, regulations and orders of any public authority bearing on the performance of the Work under this Subcontract. Subcontractor shall promptly review all of the Contract Documents and report in writing to Contractor any variance to such requirements, codes, laws ordinances, rules and regulations. If Subcontractor performs any of the Work knowing it to be contrary to such requirements, codes, laws, ordinances, rules and

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regulations, and without having given such notice to Contractor, Subcontractor shall assume full responsibility therefore, and shall bear all costs and damages attributable thereto.

11.7 RESPONSIBILITY FOR PERMITS, FEES AND LICENSES. Subcontractor shall secure and pay for all permits, fees and licenses necessary for the execution of the Work, and shall pay all local, state and federal taxes in connection with the Work, and agrees that all costs thereof are included in the Subcontract Amount. When required by Contractor, Subcontractor shall furnish satisfactory evidence showing that all such payments have been made.

11.8 EMPLOYMENT TAXES AND CONTRIBUTIONS REQUIRED BY LAW. Subcontractor shall comply with federal, state and local tax laws, social security acts, unemployment compensation acts and workmen's compensation acts, insofar as applicable to the performance of this Subcontract.

11.9 NON-DISCRIMINATION. Subcontractor shall comply with all procedures, rules and regulations with. regard to nondiscrimination issued or to be issued by any local, state or federal government or agency, including w/o limitation the Equal Employment Opportunity Commission, insofar as they may apply to the Work.

11.10 INDEMNIFICATION. To the fullest extent permitted by law, Subcontractor shall indemnify, hold harmless and defend (with counsel reasonably acceptable to Contractor) Contractor and its affiliates and parents, Owner, General Contractor, Consultant, and the directors, officers, agents and employees of each of them from and against claims, damages, losses and expenses, including but not limited to attorneys fees, charges and expenses, arising out of or resulting from performance or non-performance of Subcontractor's Work under this Subcontract, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), but only to the extent caused in whole or in part by negligent or willful acts or omissions of Subcontractor, Subcontractor's Sub-subcontractors, anyone directly or indirectly employed by them or anyone for whose acts they may be liable ( collectively, the "Indemnitors"), or caused by or arising out of the use of any products, material or equipment furnished by Subcontractor or any other Indemnitor, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. In any and all claims against Contractor or any other Indemnitee by Subcontractor, or any other Indemnities, the indemnification obligation under this Section 11.10 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Subcontractor under workman's compensation acts, disability benefit acts or other employee benefit acts. The obligations of Subcontractor under this Section 11.10 shall not apply to Architect, Architects consultants, or any of their directors, officers, agents or employees for any negligent act or omission of Subcontractor in whole or in part caused by or arising out of (1) the preparation, or approval of maps, drawings, opinions, reports, surveys, Change Orders, designs or specifications, or (2) the giving of or the failure to give directions or instructions by Architect, Architects consultants, or any of their directors, officers, agents or employees, provided such giving or failure to give is the cause of the injury or damage.

11.11 SUBCONTRACTOR RESPONSIBLE FOR ALL COSTS OF THE WORK. Subcontractor shall at its own expense furnish and pay for all labor, material, equipment, taxes, permit and license fees, labor fringe benefits, insurance and bond premiums and all other things and costs required to completely perform the Work in accordance with this Subcontract.

11.12 LIENS: CONTRACTOR'S RIGHT TO REMOVE LIENS: Subcontractor will keep the Project and the lands upon which it is situated and provided services free from all mechanic's and other liens by reason of the Work or any labor, materials or other things used therein. If Subcontractor fails to remove any Lien by bonding it or otherwise, Contractor may, without limiting its remedies, retain sufficient funds, out of any money due or thereafter to become due by Contractor to Subcontractor, to pay the same and all costs incurred by reason thereof, and may pay such costs or bond said liens or liens out of any funds at any time in the hands of Contractor owing to Subcontractor. Subcontractor shall pay all Attorney fees to release said Liens.

11.13 CLEAN UP AND DEBRIS. Subcontractor will clean up and haul off the premises (or haul to a place on the premises specifically designated for debris disposal) all debris occasioned by the Work done hereunder, and will leave the Project and premises clean and free of equipment, materials, temporary facilities and other matters. Any trash, debris, or liquid that poses a possible threat of fire or safety shall be removed from the premises immediately. If, after 24 hours notice by Contractor to Subcontractor, Subcontractor has not diligently proceeded with the clean-up work as outlined in this section, then Contractor has the right to proceed with the clean-up work at subcontractors cost and expense.

11.14 COORDINATION DRAWINGS. Subcontractor shall cooperate with Contractor and other subcontractors whose work might interfere with Subcontractors Work, and shall participate in the preparation of coordinated drawings in areas of congestion, specifically noting and advising Contractor of any such interference.

11.15 QUALITY OR THE WORK. All of Subcontractor's workmanship, materials, submissions, and samples shall be subject to the approval of Owner, Architect and Contractor

11.16 SHOP DRAWINGS AND OTHER SUBMITTALS, RESPONSIBILITY FOR MATCHING AND FITTING. Subcontractor shall submit to Contractor, within the time specified in Schedule I attached hereto, complete shop drawings, data, catalog cuts and samples as required by the Contract Documents. Approval of such shop drawings and other items listed herein by Contractor and/or Architect shall not relieve Subcontractor of its obligation to perform the Work in strict accordance with this Subcontract and the other Contract Documents, nor of its responsibility for the proper matching and fitting of the Work with contiguous work. Notwithstanding the dimensions given on the Plans, Specifications and other Contract Documents, it shall be the obligation and responsibly of Subcontractor to take such measurements as will insure fine proper matching and fitting of the Work covered by the Subcontract with contiguous work.

11.17 RE-ENEINEERING. Since Subcontractor is responsible for its own layout, it is understood and agreed that Subcontractor is responsible for the protection and preservation of all installed engineering data and layout points and shall take all necessary precautions to insure that said data are not damaged, destroyed, altered or changed. Reengineering, if required, shall be performed at Subcontractor's cost and expense.

11.18 CUTTING AND PATCHING. Subcontractor shall be responsible for all cutting and patching required in the prosecution of the Work stipulated under this Subcontractor.

11.19 SITE CONDITIONS. Subcontractor acknowledges that it has investigated and satisfied itself as to the conditions affecting the Work including but not restricted to those bearing upon transportation, disposal, handing and storage of materials, availability of labor, water, electric power, roads, and uncertainties of weather, river stages, tides or similar physical conditions of the site, the conformation and conditions of the ground with the character and content of all other contracts related to the Project, and the character of equipment and facilities needed preliminary to and during prosecution of the Work, Subcontractor further acknowledges that Subcontractor has satisfied itself as to the character, quarry and quantity of surface and subsurface materials or obstac1es to be encountered insofar as this information is reasonably ascertainable from an inspection of the site including all exploratory work done by Owner and/or Contractor, as well as from information, presented by the Drawings, Plans and Specifications made a part of this Subcontract. Any failure by Subcontractor to acquaint itself with the available information will not relieve Subcontractor from responsibility for estimating properly the difficulty or cost of successfully performing the Work. Contractor assumes no responsibly for any conclusions or Interpretations made by Subcontractor on the basis of the information made available by Owner and/or Contractor.

11.20 TESTS AND INSPECTIONS. In addition to tests and inspections of the Work required and performed by the Contract Documents, Subcontractor agrees that Contractor, Owner and Architect shall have the right to supervise the Project site and test and Inspect the Work during the course of construction. Subcontractor shall fully cooperate with Contractor, Owner and Architect in connection with all tests and inspections.

11.21 SUBCONTRACTOR TO TAKE ORDERS ONLY FROM CONTRACTOR. Notwithstanding any other provision in this Subcontract to the contrary, Subcontractor shall take directions and orders regarding the performance of the Work and this Subcontract only from Contractor, and not from Owner or Architect, and shall be solely responsible to Contractor for all construction means, methods, techniques, sequences and procedures. Contractor shall have the right to withhold payment for work resulting from directions or orders given by Owner or Architect that are not communicated to Contractor and approved by Contractor prior to Subcontractor performing the work.

11.22 INFRINGEMENT OF PATENT RIGHTS. Subcontractor shall pay all royalties and defend all suits or claims for infringement 'of any patent rights and shall indemnify, defend and hold Contractor harmless from any and all loss, liability , demand, claim, cost and expense (including reasonable attorneys fees, charges and expenses) in connection therewith.

11.23 USE OF HAZARDOUS MATERIALS. Subcontractor shall give prior written notice to Contractor if any "hazardous substance", "hazardous material," "hazardous waste", "toxic substance", or words of similar importance, as such term may be now or hereafter defined by federal, state or local law (collectively, "Hazardous Substance") will be used on the site by Subcontractor, Subcontractor's Sub-subcontractors or anyone directly or indirectly employed by them. If any such Hazardous Substance is of a type which an employer is required by law to notify its employees, Subcontractor shall, prior to harmful exposure of any employees on the site to such substance, give written notice of the chemical composition thereof to Contractor in sufficient detail and time to permit compliance with such laws by Contractor, other subcontractors and other persons on the site. All Hazardous Substances shall be used, transported and stored by Subcontractor strictly in accordance with all applicable laws.

                                   ARTICLE 12
                                    DISPUTES

12.1 DECISIONS OF OWNERS ARCHITECT, OR ARBITRATORS RELATED TO THE WORK ARE BINDING. Any decision or determination by Owner or Architect relating to Contractors performance or compensation under the Agreement between Contractor and Owner that is binding upon Contractor shall also be binding upon Subcontractor insofar as it relates to or involves Subcontractor's performance under, or the term of, this Subcontract. Any decision or determination resulting from arbitration or litigation between Contractor and Owner which relates to Subcontractor's performance under, or the terms of, this Subcontract shall be binding upon Subcontractor, provided that Subcontractor has been given reasonable notice of and the opportunity to participate and present evidence in the arbitration or litigation. Insofar as a decision of Owner or Architect relating to Subcontractor's performance of the Work under the terms of tins Subcontract is a condition precedent to Contractor's right to proceed to arbitration or litigation under the Contract Documents, such decision is also a condition precedent to Subcontractors right to proceed to arbitration under this Subcontract.

12.2 ARBITRATION OF DISPUTES BETWEEN CONTRACTOR AND SUBCONTRACTOR. Except as otherwise provided in this Article, all claims, disputes and other matters in controversy arising out of or relating to this Subcontract, or the performance or breach hereof, shall be decided by arbitration before a panel of three arbitrators in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association then obtaining, unless Contractor and Subcontractor mutually agree otherwise. Contractor shall not be required to arbitrate any claim, dispute or other matter here1,1nder involving a third party unless such third party ( I) is indispensable to a just and equitable resolution of such claim dispute or matter or is alleged to be wholly or partially responsible for such claim, dispute or matter, and (ii) can be made a party to the arbitration or, in the case of a material witness, can be required to provide documentary and testimonial evidence. Contractor shall have the right to require that the arbitration with Subcontractor be consolidated with and determined by the same arbitrators who are hearing any claim, dispute or other matter between Contractor and Owner or Architect or another subcontractor involved on the Project. In granting relief, the arbitrators shall have at least ten years experience in the specified matter in dispute and shall be currently active in that field. The arbitrators may decide only the issues presented to them and may not vary the terms of this Subcontract. The arbitrators shall have the power to award only compensatory relief and not punitive or exemplary relief This agreement to arbitrate shall be governed by and shall be specifically enforceable under the Federal Arbitration Act, 9 U.S.~. Any award rendered by the arbitrators shall be final and binding, and Judgment may be entered upon it in accordance with federal law in the court having Jurisdiction thereof.

12.3 DISPUTE NOT TO INTERFERE WITH PROGRESS OF THE WORK. No claim, dispute or other matter in controversy &rising out of this Subcontract shall interfere with the progress of the Work, and, Subcontractor shall proceed with the Work in accordance with this Subcontract despite the existence of, and without awaiting the resolution of, any such claim, dispute or matter.

12.4 CONTRACTOR'S COSTS: INTEREST. In any instance whereby Contractor is entitled, under the terms of this Subcontract, to be indemnified by or recover any monies from Subcontractor, Contractor shall be entitled to, in addition, recover from Subcontractor. (a) interest on any sums due at the lesser of (i) 12% or (ii) the maximum rate permitted by law, per annum from the date due until paid, (b) reasonable attorneys! fees, charges and expenses incurred for all investigation, negotiation, litigation, arbitration and other such services commonly performed by attorney's, including without limitation all court costs, fees paid to experts, arbitration fees and like expenses.

12.5 GOVERNING LAW. Unless otherwise specified herein, this Subcontract shall be governed by the law of the State specified in Schedule I attached hereto.

                                   ARTICLE 13
                               SUB-SUBCONTRACTORS

13.1 SUB-SUBCONTRACTORS DEFINED. A Sub subcontractor is a person or entity who has a direct or indirect contract with subcontractor or any Sub-subcontractor, of Subcontractor to perform or provide any labor, services, equipment, materials or supplies at the Job site, or any other portion of the Work, and includes all vendors, suppliers, materials and men.

13.2 INCORPORATION BY REFERENCE OF THIS SUBCONTRACT. By an appropriate agreement, Subcontractor shall require each Sub-subcontractor to assume toward Subcontractor all the obligations and responsibilities which Subcontractor, by this Subcontract, assumes toward Contractor The Sub-subcontractor shall strictly comply with the requirements of applicable provisions of the Agreement between Owner and Contractor Subcontractor shall expressly incorporate the terms of this Subcontract into its agreements with Sub-subcontractors; and shall make a copy of this Subcontract and the Contract Documents available to Sub-subcontractors for inspection.

13.3 ASSIGNMENT TO CONTRACTOR UPON TERMINATION. Subcontractor hereby collaterally assigns to Contractor all sub-subcontracts, purchase orders and other agreements entered into by Subcontractor In connection with the Work ( the "Assigned Contracts") to be automatically ~effective, at Contractor's option, in the event of termination of this Subcontract. Upon termination of this Subcontractor Contractor may elect to accept or reject any or all of the Assigned Contracts, and until ordered otherwise by Contractor each subsubcontractor shall continue to perform its work on the Project provided that Contractor shall be obligated to pay Sub-subcontractor for work performed and deliveries made after the effective date of such termination pursuant to the payment terms of the sub-subcontract, purchase order or other agreement. in each of Subcontractor's sub-subcontracts relating to the Work, Subcontractor shall provide that the applicable Sub-Subcontractor acknowledges that Subcontractor has collaterally assigned the sub subcontract to Contractor and consents to such collateral assignment.

13.4 LIST OF SUB-SUBCONTRACTORS FOR CONTRACTOR'S APPROVAL. If requested by Contractor, Subcontractor shall submit to Contractor for approval a list of Sub-subcontractors Whom Subcontractor intends to engage, including an estimate of the amount to be paid to each, Failure of the Contractor to object to a proposed Sub subcontractor shall not constitute a waiver of any of the requirements of this Subcontract, including, in that limitation, the requirement that Contractor's written consent b~ obtained for any assignment or subcontract pursuant to Section 11.4.

                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS

14.1 CONFLICTS BETWEEN SUBCONTRACT AND CONTRACT DOCUMENTS. This Subcontract and the other Contract Documents shall, if possible, be read so as to complement each other. However, in the event of an irreconcilable conflict in the terms thereof, the provisions of this Subcontract shall have precedence over the terms of the other Contract Documents.

14.2 OWNER AND ARCHITECT'S APPROVAL OF SUBCONTRACTOR. This Subcontract is subject to the approval of Subcontractor by Architect and Owner.

14.3 CONTRACTOR'S PROPERTY. All tools, equipment and materials purchased by Subcontractor for the Projector with funds paid by Contractor are and will remain Contractor's property. Subcontractor shall not remove any Plans, Specifications or Drawings from the job site without Contractor's prior written consent

14.4 TITLES AND HEADING. The captions, titles, sections and paragraph headings used in this Subcontract are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Subcontract or any section, paragraph, article or provision herein.

14.5 ENTIRE AGREEMENT: MODIFICATIONS IN WRITING. Subcontract contains the entire agreement between the parties. Any executory agreement hereafter made shall be ineffective to change, modify or discharge this Subcontract in whole or in part, unless such executory agreement is in writing and signed by both Contractor and subcontractor. All negotiations and agreements prior to the date of this Subcontract not included herein are hereby voided.

14.6 NO THIRD PARTS BENEFICIARIES. Nothing contained in this Subcontract shall create any contractual or third party beneficiary relationship between any parties other than the Contractor and Subcontractor.

14.7 NON-WAIVER. The failure by Contractor at any time to enforce or to require strict compliance or performance: by Subcontractor of any of the provisions of this Subcontract shall not constitute a present or future waiver of such provisions and shall not affect or impair in any way contractors right at any time to enforce said provisions or to avail itself of such remedies as it may have for any breach thereof

14.8 SEVERABILITY. Every provision of this Subcontract is intended to be sever able. In the event my term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

14.9 NOTICES. Except as otherwise expressly set forth herein, all notices, requests, approvals, communications and demands ~ ~hereunder shall be in writing and shall be delivered by hand, by a nationally recognized overnight courier, telecopied, or sent by registered or certified mail through the United States Postal Service, postage prepaid, return receipt requested, to the addresses shown on page one hereof or such other addresses which the parties may provide to one another In the manner herein provided. A copy of materials delivered by telecopy Shall also be sent by overnight Courier or by registered or certified mad in the manner required by this Section 14.9, but delivery shall be deemed to have occurred upon receipt of the telecopy. Such notices, requests, approvals, communications and demands, if sent by mail, shall be deemed ~given five
      (5) days after deposited in the United States mail, if delivered by hand or nationally recognized overnight courier, shall be deemed given when delivered and if telecopied, shall be deemed given upon receipt thereof, Notices to Subcontractor may, at Contractors option, be addressed to Subcontractors Authorized Representative located at the Job site.

14.10 NON-DISCRIMINATION AGAINST UNION OR NON-UNION MEMBERS: DISPUTES AS TO TRADES. It is understood that subcontracts will be awarded by Contractor and that labor will be employed by Contractor, on the Project herein described, without discrimination as to whether employees of any contractor (including Contractor), subcontractor or Owner, or by any persons or parties engaged by Owner, are members or non-members of any labor organization Subcontractor shall not employ workers, materials or equipment winch may cause strikes, work stoppages or any disturbances by workers employed by Subcontractor, Contractor, Owner or other subcontractors on or in connection with the Work or the Project or at the location thereof Subcontractor agrees that all disputes as to jurisdiction of trades shall be adjusted in accordance with any plan for the settlement of jurisdiction disputes which may be in effect either nationally or in the locality in which the Work is being done and that Subcontractor shall be bound and abide by all such adjustments and settlements of jurisdiction disputes, provided that the provisions of this Section 14. 10 shall not be in violation of or in conflict with any provisions of law applicable to the settlement of such disputes.

14.11 ENTIRETY OF SUBCONTRACT. The execution of this Subcontract by Subcontractor constitutes and shall be relied upon by Contractor as acceptance of the entirety of this Subcontract.

                                   ARTICLE 15
                                  TERMINATION

15.1 Contractor shall have the right at any time with 48 hours written notice to Subcontractor to terminate this Subcontract with or without cause and require Subcontractor to cease work hereunder, in which case, provided Subcontractor shall not be then in default, Contractor shall pay Subcontractor for actual work performed to the date of such termination, except that Subcontractor shall not be entitled to anticipated profits on work unperformed or materials or equipment unfurnished However, should Subcontractor be in default of this Subcontract, the amount due Subcontractor pursuant to the previous clause shall be reduced by the amount Contractor is required to pay a replacement subcontractor to complete the Work not performed by Subcontractor or to remove, replace: or repair any detective or non-conforming Work done by Subcontractor. Any term or provision of this Subcontract which by its nature survives final payment, including, without limitation, any warranty, indemnification or insurance coverage provision, shall survive termination of this Subcontract.

15.2  INTENTIONALLY LEFT BLANK

15.3  CONTRACT RESTRICTIONS:

      No site advertising, selling of materials shall be permitted without the written consent of the Contractor. If Material is sold without the written consent of the Contractor then the Contractor shall be compensated at a return of all profits and any damages from the result of said sale We. If recovery of a time capsule is found within the site this time capsule with all its contents shall become the property of the Contractor .

SIGNATURE PAGE FOR SUBCONTRACT between GLOBAL SOLUTIONS INC. and SSWM, Inc.

This Subcontract is not valid unless signed by both Contractor and Subcontractor. Upon such execution, this Subcontract shall become effective as of the date first above written.

CONTRACTOR:                                  SUBCONTRACTOR:
GLOBAL SOLUTIONS INC.                        SSWM, Inc.

BY: /S/ signature                            BY: signature
TITLE: Vice President                        TITLE: President

DATE SIGNED: 5-25-01                         DATE SIGNED: 5/25/01

ADDENDUM TO CONTRACT

                                   ARTICLE 16
                                 CONFIDENTIALITY

16.1 CONFIDENTIALITY. Subcontractor hereby agrees to obtain permission from the Contractor prior to discussing any aspect of this project with any other entity including but not limited to the Owner and/or any Governmental entity. Breach of this confidentiality shall be grounds for termination of this contract with cause.

16.2 CONFLICT OF INTEREST. Subcontractor acknowledges by entering into this agreement that it has evaluated any potential professional, Conflict of Interest it may have resulting from entering into this agreement. Subcontractor agrees to immediately excuse itself and notify all parties if a conflict of interest situation should arise. Subcontractor acknowledges that a breach of this provision may result in substantial liabilities for the contractor and therefore acknowledges that the contractor would be entitled to treble damages for said breach.

                                   SCHEDULE I
                             To Subcontract Between
                      GLOBAL SOLUTIONS, INC. as Contractor
                        and SSWM. INC. as Subcontractor


Miscellaneous References
------------------------

The Subcontract Amount and Scope referred to in Section 4.1 is the following:

SCOPE of WORK
GROUNDWATER REMEDIATION AND DEEP SOIL REMEDIATION

LUMP SUM TOTAL: $1,275,650.00 DOLLARS (ONE MILLION TWO HUNDRED SEVENTY FIVE THOUSAND SIX HUNDRED FIFTY AND NO/100)

The retainage percentage referred to in Article 5 is Ten percent (10%).

The day of the month referred to in Section 5.1 on or about which Progress Payments will be made is the 27th day of each month, the day of the month referred to in Section 5.4 by which Applications for Progress Payments must be received by Contractor is 22nd day of each month, The percentage markup referred to In Section 8.4 for Subcontractors overhead and profit is 15%.

The State referred to in Section 12.5 the law of which governs to this Subcontract is CALIFORNIA.

                                   EXHIBIT B
                     SUBCONTRACTORS INSURANCE REQUIREMENTS

         Subcontractor shall maintain during the progress of the Work, and if required to return during the warranty period or longer period required by the Contract Documents, insurance with the minimum limits and coverage as shown below or, if higher, the requirements set forth in the Contract Documents:

         (A) WORKERS COMPENSATION including Occupations Disease insurance meeting the statutory requirements of the State in which work is to be performed together with a Broad Form All States Endorsement and containing Employers' Liability insurance in an amount of at least the specified amount in said job specific specifications. Subcontractor will have attached to its policy and Alternate Employer Endorsement naming Contractor herein and will provide a waiver of subrogation in favor of Contractor. Limits of Coverage shall be Statutory.

         (B) COMPREHENSIVE GENERAL LIABILITY insurance providing limits for Bodily injury with Personal injury including its employees in the amount per specific specifications, Property Damage in the amount per the job specific specifications. The policy must be endorsed to name GLOBAL SOLUTIONS, INC., and its subsidiaries' as additional insured's, and include the Owner, Architect and others if required in the Contract Documents, and must provide Premises Operations, Elevators, independent Contractors, Broad Form Property Damage, Contractual Liability, Products and Completed Operations coverage (which shall be maintained in force for a period of two years after substantial completion of the project or for such longer period of time as is described in the Contract Documents) and must be endorsed as PRIMARY to any insurance of the ADDITIONAL INSUREDS. XCU Exclusions most be deleted when applicable to operations performed by Subcontractor. A waiver of subrogation in favor of Contractor shall also be included. In addition, Subcontractor shall maintain an umbrella liability policy providing the same coverage and with the same ADDITIONAL INSUREDS as the basic policy in the following amounts:

     General Liability
     1,000,000 per occurrence
     2,000,000 aggregate

     Pollution Liability-under separate form
     1,000,000 per occurrence
     2,000,000 aggregate

         (C) COMPREHENSIVE AUTOMOBILE LIABILITY on occurrence basis covering all Owned, Non Owned and HIRED Vehicles for limits of liability equal to $1,000,000 per occurrence

         (D) In lieu of including Contractor, Owner, Architect and others it required by the Contract Documents as ADDITIONAL INSUREDS -in your liability coverage as required in (B) above, Subcontractor may provide a separate Owners & Contractors Protective Liability Policy" in the ADDITIONAL INSUREDS name at limits of liability equal to those in (B ) above. Such policy must indicate that it is PRIMARY to any insurance of the ADDITIONAL INSUREDS.

         (E) A certificate of insurance on an approved form must be delivered to Contractor and must enforceably state coverage will not be altered, canceled or allowed to expire without thirty (30) days written notice by registered mail to Contractor. If any of the above coverages are subject to or are in excess of any deductibles or self-retention these amounts must be stated on the certificate, and said deductibles and self-retention will be the sole responsibility of Subcontractor.

         (F) Equivalent insurance coverage must be obtained from each of your Sub-subcontractors or Suppliers, if any, before permitting them on the site of the Project. Otherwise, their protection must be included within your insurance policies.

         (G) It is understood and agreed that the insurance coverage and limits, required above, shall not limit the extent of Subcontractor's responsibilities and liabilities specified within the Contract Documents or by law, (14) Contractor may furnish, erect or, provide equipment, appurtenances and devices, motorized or otherwise, for its use to complete its Contract with Owner. Should Subcontractor, use such items, Subcontractor agrees to insure against either any claims of injury or damage caused by items while in its care, custody or control naming Contractor as an insured party Liability limits shall be the same as in
(B) above.

Physical Damage insurance against damage to the items themselves shall be on a "Replacement Cost" basis waiving a subrogation against Contractor.

         (I) It is understood and agreed authorization is hereby granted to Contractor to withhold payments to Subcontractor until a properly executed Certificate of Insurance providing insurance as required herein, accompanied by a signed subcontract or purchase order are received by Contractor .

         (J) Subcontractors Insurance Requirements set forth herein shall become and be part of any purchase order or subcontract issued by Contractor to Subcontractor as though fully set forth in said purchase order or subcontract.

         (K) Should Subcontractor fail or neglect to provide the required insurance, Contractor shall have the right, but not the duty, to provide such insurance and deduct from any money that may be due or become due to Subcontractor any and all premiums paid by Contractor for and on account of said insurance,

         (L) Insurance Certificates must list the following'

               CERTIFICATE HOLDER:

               1) Name:  GLOBAL SOLUTIONS, INC
                         2700 Combellack Drive Signal
                         Hill, CA 90806

               2) Name:  as additional insured's.
                         County Sanitation District Street
                         Environmental, LLC

               3): Name of project:           Fletcher Refinery